UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2006

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

As previously announced, Bernard A. Girod retired as Vice Chairman and Chief Executive Officer of Harman International Industries, Incorporated (the “Company”) effective December 31, 2006. Also as previously announced, Mr. Girod resigned as a director immediately following the Company’s Annual Meeting on November 2, 2006 (the “Annual Meeting”).

The Board of Directors elected Dr. Sidney Harman as Chief Executive Officer of the Company, effective upon Mr. Girod’s retirement. Dr. Harman will continue in his role as Executive Chairman of the Board of Directors of the Company. The Company’s Board of Directors is presently conducting a search for a new chief executive officer. Dr. Harman is expected to serve as Chief Executive Officer until a candidate is identified and elected.

Dr. Harman has served as a director of the Company since the Company’s founding in 1980. Dr. Harman previously served as Chief Executive Officer of the Company from 1980 to 1998. The additional information required by Item 5.02 of Form 8-K is incorporated herein by reference to the information under the captions “Proposal for Election of Directors” and “Compensation of Executive Officers” contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on September 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:   /s/ Kevin L. Brown
    Kevin L. Brown
Executive - Vice President and Chief Financial Officer

Date: January 5, 2007